UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2018

ICOX INNOVATIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

561 Indiana Court, Venice Beach, CA 90291
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 707.208.6368

APPCOIN INNOVATIONS INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2018, we amended our 2017 Equity Incentive Plan to increase the number of shares of our common stock available for the grant of awards under the plan from 3,000,000 shares to 3,900,000 shares.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 14, 2018, we completed a merger with our wholly-owned subsidiary, ICOX Innovations Inc., a Nevada corporation, which was incorporated solely to effect a change in our name. As a result, we have changed our name from “AppCoin Innovations Inc.” to “ICOX Innovations Inc.”.

Item 7.01 Regulation FD Disclosure

The name change became effective with the OTC Pink operated by the OTC Markets Group at opening for trading on February 14, 2018 under the stock symbol “ICOX”. Our new CUSIP number is 44932L104.

Item 9.01 Financing Statements and Exhibits

(d)	Exhibits

3.1	Articles of Merger dated effective February 14, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOX INNOVATIONS INC.

/s/ Bruce Elliott
Bruce Elliott
President

February 15, 2018

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